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                                                                   EXHIBIT 10.30

                         FINANCIAL CONSULTING AGREEMENT

     This Financial Consulting Agreement (the "Agreement") is made as of February ___, 1998 by and between, Birner Dental Management Services, Inc., a Colorado corporation having its business address at 3801 East Florida Avenue, Suite 208, Denver, Colorado 80210 (hereinafter the "Company"), and Joseph Charles & Associates, Inc., a Florida corporation having its principal place of business at 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212 (hereinafter "Consultant").

     In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

     1.  Provision of Services.

     (a) Consultant agrees, to the extent reasonably requested by the President of the Company and reasonably required in the conduct of the business of the Company, as determined by the Consultant, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including the following:

     (i) assist the Company in its public equity marketing efforts;

     (ii) provide access to the Consultant's retail sales force through roadshow meetings and conference calls;

     (iii) provide research coverage from the Consultant's Research Department; and

     (iv) advise with regard to stockholder relations and public relations matters.

     All such services shall at all times be at the request of the Company.

     (b) Consultant agrees to use its best efforts at all times in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep available for the Company an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this Agreement.

     2. Compensation. In consideration for services to be rendered under this Agreement, the Company and Consultant hereby agree that the Company shall pay a non-refundable fee equal to $3,000 per month covering the twenty-four (24) month term of this Agreement. All such fees, which are in the aggregate amount of $72,000, shall be paid upon the parties' execution of this Agreement.

     The Company agrees to reimburse Consultant for its expenses incurred by the Consultant in connection with its services hereunder. All expenses shall be approved in advance by the Company in writing.

     3. Expenses Payment Schedule. Consultant will invoice the Company for its actual expenses for each month within fifteen (15) days of the end of the month. Payment of invoices for expenses approved by the Company pursuant to paragraph 2 will be due upon receipt.

     4. Liability of Consultant. In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard or its obligations and duties under the terms of this Agreement.
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     It is further understood and agreed that Consultant may rely upon information furnished by the Company to Consultant and any other information Consultant reasonably believes to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, employees or agents.

     5. Status of Consultant. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

     6. Other Activities of Consultant. The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

     7. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

     8. Term. Consultant's retention hereunder shall be for a term of twenty-four (24) months commencing upon the execution of this Agreement.

     9. Miscellaneous. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every and any nature between them. This Agreement shall be construed and interpreted according to the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized the day and year first above written.

                              JOSEPH CHARLES & ASSOCIATES, INC.



                              By:
                                 -----------------------------------------------
                                      Name:
                                      Title:

                              BIRNER DENTAL MANAGEMENT SERVICES, INC.



                              By:
                                 ----------------------------------------------
                                   Frederic W. J. Birner, Chairman of the Board
                                   and Chief Executive Officer

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